Exhibit 3.g

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CROWN CORK DE PUERTO RICO, INC.

Crown Cork de Puerto Rico, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST: That a Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on June 12, 1974.

SECOND: That by written consent of the board of directors dated November 3, 2003, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

RESOLVED, that it is hereby proposed that Article FIRST of the Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

FIRST: The name of the Corporation is “CROWN Beverage Packaging Puerto Rico, Inc.”,

THIRD: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated November 3, 2003.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on January 1, 2004.

FIFTH: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Frank J. Mechura, its President, this 3rd day of November, 2003.

CROWN CORK DE PUERTO RICO, INC.

By:	/s/ Frank J. Mechura
Frank J. Mechura President

CERTIFICATE OF INCORPORATION

OF

CROWN CORK DE PUERTO RICO, INC.

1. The name of the corporation is

CROWN CORK DE PUERTO RICO, INC.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100); all of such shares shall be without par value.

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
B. A. Pennington	100 West Tenth Street Wilmington, Delaware 19801

W. J. Reif	100 West Tenth Street Wilmington, Delaware 19801

G. J. Coyle	100 West Tenth Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 12th day of June, 1974.

/s/ B. A. Pennington

/s/ W. J. Reif

/s/ G. J. Coyle

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